NEWS RELEASE	Exhibit 99.1

HECLA FILES NI 43-101 TECHNICAL REPORTS ON GREENS CREEK AND CASA BERARDI MINES

FOR IMMEDIATE RELEASE

April 1, 2019

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced it is filing a National Instrument (NI) 43-101 Technical Report on the Greens Creek Mine in Alaska and the Casa Berardi Mine in Quebec.

REPORT HIGHLIGHTS

Greens Creek

●	Reserves are calculated at price assumption of $14.50 per ounce silver.
●	The current Proven and Probable Reserve of 107.1 million silver ounces is the highest since 2008, the year Hecla acquired 100% of the mine.
●	The Life of Mine Plan (LOM) extends production to 2030 without including any resources.
●	Measured and Indicated Resources are 97.4 million silver ounces.
●	Significant exploration potential.
●

At approximately current prices and based only on reserves, the mine is expected to generate $802 million of free cash flow over the LOM with an after-tax Net Present Value (NPV) of $638 million at a 5% discount rate.[1]

●	Expect about 20% more cash flow in the next five years than the $72 million averaged in the past five years.

Casa Berardi

●	Reserves are calculated at price assumption of $1,200 per gold ounce.
●	Gold Proven and Probable Reserves increased approximately 28% to 1.91 million ounces.
●	Substantial reserve increases occurred in the proposed West Mine Crown Pillar and Principal pits, Casa Berardi’s highest-grade pits.
●	The LOM extends production to 2034 without including any resources.
●	Measured and Indicated Resources are 1.2 million gold ounces.
●	Significant exploration potential.
●

At approximately current prices and based only on reserves, the mine is expected to generate $535 million (CAN$712 million) of free cash flow over the LOM with an after-tax NPV of $325 million (CAN$432 million) at a 5% discount rate.[2]

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	1

“The economic engine and two largest mines of Hecla, Greens Creek (50% of Hecla’s revenues) and Casa Berardi (35% of Hecla’s revenues), have made a remarkable achievement in materially increasing reserves in mines that have operated for decades,” said Phillips S. Baker, Jr., Hecla’s President and CEO. “These Technical Reports highlight the thoughtful work that has gone into documenting the resources, building the mine plans, optimizing each mine’s reserves and providing strong cash flow. The analysis of capital and operating costs shows these mines are very robust, and that a 15% increase in metals prices could mean about 60% higher Life of Mine cash flow based on reserves at conservative assumptions. We have substantial resources, which, when combined with the exploration potential outlined in the report, highlight significant opportunities to further improve and extend the reserve LOM at both mines.”

Additional detail regarding the reserves and resources at Greens Creek and Casa Berardi are contained in Table A accompanying this news release. The Greens Creek and Casa Berardi Mine reserves and resources were reported in the February 14, 2019 news release entitled “Hecla Reports Record Silver, Gold and Lead Reserves.” Both mines were large contributors to record Hecla silver and gold reserves and due to the material increases in reserves, triggered new NI 43-101 Technical Reports.

Footnotes

1 $1,303.70/oz gold, $15.32/oz silver, $0.91/lb lead and $1.30/lb zinc price assumptions for Greens Creek Technical Report.

2 $1,300/oz gold and $15.50/oz silver price assumptions for Casa Berardi Technical Report.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho and Mexico, and is a growing gold producer with operating mines in Quebec, Canada and Nevada. The Company also has exploration and pre-development properties in eight world-class silver and gold mining districts in the U.S., Canada, and Mexico.

Cautionary Statements Regarding Forward Looking Statements

Statements made or information provided in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements or forward-looking information include statements about future performance, the timing of mining of high-grade stopes and Net Asset Values. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the Company's Form 10K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	2

Cautionary Statements to Investors on Reserves and Resources

Reporting requirements in the United States for disclosure of mineral properties are governed by the SEC and included in the SEC's Securities Act Industry Guide 7, entitled “Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations” (Guide 7). Although the SEC has recently issued new rules rescinding Guide 7, the new rules are not binding until January 1, 2021, and at this time the Company still reports in accordance with Guide 7. However, the Company is also a “reporting issuer” under Canadian securities laws, which require estimates of mineral resources and reserves to be prepared in accordance with Canadian National Instrument 43-101 (NI 43-101). NI 43-101 requires all disclosure of estimates of potential mineral resources and reserves to be disclosed in accordance with its requirements. Such Canadian information is included herein to satisfy the Company's “public disclosure” obligations under Regulation FD of the SEC and to provide U.S. holders with ready access to information publicly available in Canada.

Reporting requirements in the United States for disclosure of mineral properties under Guide 7 and the requirements in Canada under NI 43-101 standards are substantially different. This document contains a summary of certain estimates of the Company, not only of proven and probable reserves within the meaning of Guide 7, but also of mineral resource and mineral reserve estimates estimated in accordance with the definitional standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. Under Guide 7, the term "reserve" means that part of a mineral deposit that can be economically and legally extracted or produced at the time of the reserve determination. The term "economically", as used in the definition of reserve, means that profitable extraction or production has been established or analytically demonstrated to be viable and justifiable under reasonable investment and market assumptions. The term "legally", as used in the definition of reserve, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, Hecla must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with Hecla's current mine plans. The terms “measured resources”, “indicated resources,” and “inferred resources” are Canadian mining terms as defined in accordance with NI 43-101. These terms are not defined under Guide 7 and are not normally permitted to be used in reports and registration statements filed with the SEC in the United States, except where required to be disclosed by foreign law. The term “resource” does not equate to the term “reserve”. Under Guide 7, the material described herein as “indicated resources” and “measured resources” would be characterized as “mineralized material” and is permitted to be disclosed in tonnage and grade only, not ounces. The category of “inferred resources” is not recognized by Guide 7. Investors are cautioned not to assume that any part or all of the mineral deposits in such categories will ever be converted into proven or probable reserves. “Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of such a “resource” will ever be upgraded to a higher category or will ever be economically extracted. Investors are cautioned not to assume that all or any part of a “resource” exists or is economically or legally mineable. Investors are also especially cautioned that the mere fact that such resources may be referred to in ounces of silver and/or gold, rather than in tons of mineralization and grades of silver and/or gold estimated per ton, is not an indication that such material will ever result in mined ore which is processed into commercial silver or gold.

Qualified Person (QP) Pursuant to Canadian National Instrument 43-101

Dean McDonald, PhD. P.Geo., Senior Vice President - Exploration of Hecla Mining Company, who serves as a Qualified Person under National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Hecla’s mineral projects in this news release. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of sample, analytical or testing procedures for the Greens Creek Mine are contained in a technical report prepared for Hecla titled “Technical Report for the Greens Creek Mine, Juneau, Alaska, USA” effective date December 31, 2018, and for the Casa Berardi Mine are contained in a technical report prepared for Hecla titled "Technical Report for the Casa Berardi Mine, Northwestern Quebec, Canada" effective date December 31, 2018 (the "Casa Berardi Technical Report"), and for the Lucky Friday Mine are contained in a technical report prepared for Hecla titled “Technical Report on the Lucky Friday Mine Shoshone County, Idaho, USA” effective date April 2, 2014, and for the San Sebastian Mine are contained in a technical report prepared for Hecla titled "Technical Report for the San Sebastian Ag-Au Property, Durango, Mexico" effective date September 8, 2015. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of sample, analytical or testing procedures for the Fire Creek Mine are contained in a technical report prepared for Klondex Mines titled “Technical Report for the Fire Creek Project, Lander County, Nevada, dated March 31, 2018; the Hollister Mine dated May 31, 2017, amended August 9, 2017; and the Midas Mine dated August 31, 2014, amended April 2, 2015. Also included in these technical reports is a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors. Copies of these technical reports are available under Hecla's profile on SEDAR at www.sedar.com.

Dr. McDonald reviewed and verified information regarding drill sampling, data verification of all digitally-collected data, drill surveys and specific gravity determinations relating to the Casa Berardi mine. The review encompassed quality assurance programs and quality control measures including analytical or testing practice, chain-of-custody procedures, sample storage procedures and included independent sample collection and analysis. This review found the information and procedures meet industry standards and are adequate for Mineral Resource and Mineral Reserve estimation and mine planning purposes.

For further information, please contact:

Mike Westerlund

Vice President – Investor Relations

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	3

Table A: Reserves and Resources – 12/31/18(1)

Proven Reserves
Asset	Tons (000)	Silver (oz/ton)	Gold (oz/ton)	Lead %	Zinc %	Copper %	Silver (000 oz)	Gold (000 oz)	Lead (Tons)	Zinc (Tons)	Copper (Tons)
Greens Creek (2)	6	13.8	0.10	2.8	7.0	-	86	1	180	440	-
Lucky Friday (2)	4,230	15.4	-	9.6	4.1	-	65,234	-	406,080	174,630	-
Casa Berardi (3)	6,790	-	0.08	-	-	-	-	563	-	-	-
San Sebastian (2)	22	3.9	0.08	-	-	-	85	2	-	-	-
Fire Creek (2,4)	24	1.1	1.21	-	-	-	27	29	-	-	-
Hollister (2,5)	2	7.0	0.73	-	-	-	17	2	-	-	-
Total	11,074						65,448	596	406,260	175,070	-

Probable Reserves
Asset	Tons (000)	Silver (oz/ton)	Gold (oz/ton)	Lead %	Zinc %	Copper %	Silver (000 oz)	Gold (000 oz)	Lead (Tons)	Zinc (Tons)	Copper (Tons)
Greens Creek (2)	9,270	11.5	0.09	2.8	7.6	-	106,972	840	262,760	706,040	-
Lucky Friday (2)	1,387	11.4	-	7.6	3.7	-	15,815	-	104,720	50,640	-
Casa Berardi (3)	16,954	-	0.08	-	-	-	-	1,343	-	-	-
San Sebastian (2)	206	13.1	0.10	-	-	-	2,705	21	-	-	-
Fire Creek (2,4)	91	0.3	0.44	-	-	-	30	40	-	-	-
Hollister (2,5)	9	7.2	0.65	-	-	-	66	6	-	-	-
Total	27,917						125,588	2,250	367,480	756,680	-

Proven and Probable Reserves
Asset	Tons (000)	Silver (oz/ton)	Gold (oz/ton)	Lead %	Zinc %	Copper %	Silver (000 oz)	Gold (000 oz)	Lead (Tons)	Zinc (Tons)	Copper (Tons)
Greens Creek (2)	9,277	11.5	0.09	2.8	7.6	-	107,058	840	262,940	706,470	-
Lucky Friday (2)	5,617	14.4	-	9.1	4.0	-	81,049	-	510,800	225,260	-
Casa Berardi (3)	23,743	-	0.08	-	-	-	-	1,907	-	-	-
San Sebastian (2)	228	12.3	0.10	-	-	-	2,790	23	-	-	-
Fire Creek (2,4)	115	0.5	0.60	-	-	-	57	69	-	-	-
Hollister (2,5)	11	7.2	0.67	-	-	-	82	8	-	-	-
Total	38,991						191,036	2,846	773,740	931,730	-

(1) The term “reserve” means that part of a mineral deposit that can be economically and legally extracted or produced at the time of the reserve determination. The term “economically,” as used in the definition of reserve, means that profitable extraction or production has been established or analytically demonstrated to be viable and justifiable under reasonable investment and market assumptions. The term “legally,” as used in the definition of reserve, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, Hecla must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with Hecla’s current mine plans.

(2) Mineral reserves are based on $1200 gold, $14.50 silver, $0.90 lead, $1.15 zinc, unless otherwise stated.
(3) Mineral reserves are based on $1200 gold and a US$/CAN$ exchange rate of 1:1.33 Reserve diluted to an average of 34.7% to minimum width of 9.8 feet (3 m)
Reserves at Casa Berardi were determined by Jonathan Archambault-Giroux, P. Geo., Que., Real Parent, P.Geo. Que., and Alain Quenneville, P. Eng., Que. unless otherwise stated.
Open pit mineral reserves of the Principal Mine were estimated in September 2018 by Hecla Quebec and Mine Development Associates based on $1225 gold and a US$/CAN$ exchange rate of 1:3.
Hecla Mining Company, Principal Deposit Open Pit Mining Study – 2018
September 1, 2018, by Mine Development Associates, Thomas L. Dyer, P.E.
Open pit mineral reserves of the 160 and 134 Zones were estimated in January 2018 by Hecla Quebec and Mine Development Associates based on $1225 gold and a US$/CAN$ exchange rate of 1.3.
Hecla Mining, Casa Berardi 160 and 134 Zones, Open Pit Mining Study – 2017
January 12, 2018, by Mine Development Associates, Thomas L. Dyer, P.E.
Open pit mineral reserves of the West Mine Crown Pillar were estimated in January 2019 by Hecla Quebec and Mine Development Associates based on $1225 gold and a US$/CAN$ exchange rate of 1.3.
Hecla Mining Company, West Mine Crown Pillar Deposit, Open Pit Mining Study – 2018
January 10, 2019, by Mine Development Associates, Thomas L. Dyer, P.E.
Open pit mineral reserves of the East Mine Crown Pillar Expansion were estimated in August 2018 by Hecla Quebec and Mine Development Associates based on $1225 gold and a US$/CAN$ exchange rate of 1.3.
Hecla Mining Company, East Mine Crown Pillar Expansion, Open Pit Mining Study – 2018
August 22, 2018, by Mine Development Associates, Thomas L. Dyer, P.E.

(4) Recoveries at Fire Creek for gold and silver are 94% and 92%. Cutoff grade of 0.339 Au Equivalent oz/ton and incremental cutoff grade of 0.11 Au Equivalent oz/ton. Unplanned dilution of 10% to 17% included depending on mining method.

(5) Recoveries at Hollister for gold and silver are 87% and 80%. Cutoff grade of 0.396 Au Equivalent oz/ton and incremental cutoff grade of 0.07 Au Equivalent oz/ton. Unplanned dilution of 10% to 17% and 5% mining loss included.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	4

Measured Resources
Asset	Tons (000)	Silver (oz/ton)	Gold (oz/ton)	Lead %	Zinc %	Copper %	Silver (000 oz)	Gold (000 oz)	Lead (Tons)	Zinc (Tons)	Copper (Tons)
Greens Creek (6)	339	9.5	0.11	2.6	9.4	-	3,233	36	8,800	31,700	-
Lucky Friday (6,7)	7,587	7.6	-	4.9	2.7	-	57,314	-	370,240	204,490	-
Casa Berardi (8)	1,952	-	0.15	-	-	-	-	299	-	-	-
San Sebastian (6,9)	-	-	-	-	-	-	-	-	-	-	-
Fire Creek (6,10)	64	0.7	0.92	-	-	-	47	58	-	-	-
Hollister (6,11)	104	4.0	0.92	-	-	-	420	96	-	-	-
Midas (6,12)	183	6.7	0.45	-	-	-	1,235	82	-	-	-
Heva (14)	5,480	-	0.06	-	-	-	-	304	-	-	-
Hosco (14)	33,070	-	0.04	-	-	-	-	1,296	-	-	-
Rio Grande Silver (15)	-	-	-	-	-	-	-	-	-	-
Star (16)	-	-	-	-	-	-	-	-	-	-	-
Total	48,778						62,249	2,172	379,040	236,190	-

Indicated Resources
Asset	Tons (000)	Silver (oz/ton)	Gold (oz/ton)	Lead %	Zinc %	Copper %	Silver (000 oz)	Gold (000 oz)	Lead (Tons)	Zinc (Tons)	Copper (Tons)
Greens Creek (6)	7,128	13.2	0.10	3.1	8.1	-	94,197	690	218,950	577,650	-
Lucky Friday (6,7)	2,498	8.0	-	5.2	2.5	-	20,049	-	128,830	61,480	-
Casa Berardi (8)	10,797	-	0.08	-	-	-	-	906	-	-	-
San Sebastian (6,9)	2,243	6.5	0.05	2.5	3.5	1.6	14,690	115	30,410	42,710	19,780
Fire Creek (6,10)	307	0.5	0.54	-	-	-	158	164	-	-	-
Fire Creek - Open Pit (13)	42,877	0.1	0.03	-	-	-	2,350	1,093	-	-
Hollister (6,11)	135	2.6	0.64	-	-	-	350	86	-	-	-
Midas (6,12)	722	4.5	0.37	-	-	-	3,228	267	-	-	-
Heva (14)	5,570	-	0.07	-	-	-	-	369	-	-	-
Hosco (14)	31,620	-	0.04	-	-	-	-	1,151	-	-	-
Rio Grande Silver (15)	516	14.8	-	2.1	1.1	-	7,620	-	10,760	5,820	-
Star (16)	1,126	2.9	-	6.2	7.4	-	3,301	-	69,900	83,410	-
Total	105,538						145,944	4,841	458,850	771,070	19,780

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	5

Measured & Indicated Resources
Asset	Tons (000)	Silver (oz/ton)	Gold (oz/ton)	Lead %	Zinc %	Copper %	Silver (000 oz)	Gold (000 oz)	Lead (Tons)	Zinc (Tons)	Copper (Tons)
Greens Creek (6)	7,467	13.0	0.10	3.1	8.2	-	97,430	726	227,740	609,350	-
Lucky Friday (6,7)	10,084	7.7	-	4.9	2.6	-	77,363	--	499,070	265,970	-
Casa Berardi (8)	12,749	-	0.09	-	-	-	-	1,205	-	-	-
San Sebastian (6,9)	2,243	6.5	0.05	2.5	3.5	1.6	14,690	115	30,410	42,710	19,780
Fire Creek (6,10)	371	0.6	0.60	-	-	-	205	222	-	-
Fire Creek - Open Pit (13)	42,877	0.1	0.03	-	-	-	2,350	1,093	-	-	-
Hollister (6,11)	239	3.2	0.76	-	-	-	770	182	-	-	-
Midas (6,12)	905	4.9	0.39	-	-	-	4,463	349	-	-	-
Heva (14)	11,050	-	0.06	-	-	-	-	672	-	-	-
Hosco (14)	64,690	-	0.04	-	-	-	-	2,447	-	-	-
Rio Grande Silver (15)	516	14.8	-	2.1	1.1	-	7,620	-	10,760	5,820	-
Star (16)	1,126	2.9	-	6.2	7.4	-	3,301	-	69,900	83,410
Total	154,316						208,193	7,012	837,880	1,007,260	19,780

Inferred Resources
Asset	Tons (000)	Silver (oz/ton)	Gold (oz/ton)	Lead %	Zinc %	Copper %	Silver (000 oz)	Gold (000 oz)	Lead (Tons)	Zinc (Tons)	Copper (Tons)
Greens Creek (6)	2,470	14.6	0.09	3.0	7.3	-	35,982	219	74,410	181,400	-
Lucky Friday (6,7)	2,861	8.7	-	6.3	2.6	-	24,809	-	181,180	74,430	-
Casa Berardi (8)	6,222	-	0.10	-	-	-	-	652	-	-	-
San Sebastian (6,17)	3,487	6.6	0.04	1.7	2.5	1.3	22,948	143	12,110	17,440	8,890
Fire Creek (6,10)	565	0.5	0.53	-	-	-	288	299	-	-	-
Fire Creek - Open Pit (13)	31,707	0.1	0.03	-	-	-	2,882	1,085	-	-	-
Hollister (6,11,18)	550	3.1	0.40	-	-	-	1,716	223	-	-	-
Midas (6,12)	573	3.0	0.34	-	-	-	1,723	198	-	-	-
Heva (14)	4,210	-	0.08	-	-	-	-	350	-	-	-
Hosco (14)	7,650	-	0.04	-	-	-	-	314	-	-	-
Rio Grande Silver (19)	3,078	10.7	0.01	1.3	1.1	-	33,097	36	40,990	34,980	-
Star (16)	3,157	2.9	-	5.6	5.5	-	9,432	-	178,670	174,450	-
Monte Cristo (20)	913	0.3	0.14	-	-	-	271	131	-	-	-
Rock Creek (21)	100,086	1.5	-	-	-	0.7	148,736	-	-	-	658,680
Montanore (22)	112,185	1.6	-	-	-	0.7	183,346	-	-	-	759,420
Total	279,714						465,229	3,648	487,360	482,700	1,426,990

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	6

Note: All estimates are in-situ except for the proven reserves at Greens Creek and San Sebastian which are in surface stockpiles. Resources are exclusive of reserves.

(6) Mineral resources are based on $1350 gold, $21 silver, $1.10 lead, $1.20 zinc and $3.00 copper, unless otherwise stated.
(7) Measured and indicated resources from Gold Hunter and Lucky Friday vein systems are diluted and factored for expected mining recovery.

(8) Measured, indicated and inferred resources are based on $1,350 gold and a US$/CAN$ exchange rate of 1:1.33 Underground resources are reported at a minimum mining width of 6.6 to 9.8 feet (2 m to 3 m).

Resources at Casa Berardi were determined by Jonathan Archambault-Giroux, P. Geo., Que., Real Parent, P.Geo. Que., and Alain Quenneville, P. Eng., Que. unless otherwise stated.
(9) Indicated resources reported at a minimum mining width of 5.9 feet (1.8 m) for Hugh Zone, Middle Vein, North Vein, and East Francine Vein and 4.9 feet (1.5 m) for Andrea Vein.
San Sebastian lead, zinc and copper grades are for 1,224,900 tons of indicated resource within the Middle Vein and the Hugh Zone of the Francine Vein.

(10) Recoveries at Fire Creek for gold and silver are 94% and 92%. Au equivalent cutoff grade of 0.297 oz/ton. The minimum mining width is defined as four feet or the vein true thickness plus two feet, whichever is greater.

(11) Recoveries at Hollister for gold and silver are 87% and 80%. Au equivalent cutoff grade of 0.352 oz/ton. The minimum mining width is defined as four feet or the vein true thickness plus two feet, whichever is greater.

(12) Recoveries at Midas for gold and silver are 93% and 88% Au equivalent cutoff grade of 0.217 oz/ton. The minimum mining width is defined as four feet or the vein true thickness plus two feet, whichever is greater.

(13) Indicated and inferred open-pit resources for Fire Creek were calculated November 30, 2017 using recoveries for gold and silver of 65% and 30% for oxide material and 60% and 25% for mixed oxide-sulfide material.

     Open pit resources are calculated at $1400 gold and $19.83 silver and cut-off grade of 0.01 Au Equivalent oz/ton and is inclusive of 10% mining dilution and 5% ore loss. Open pit mineral resources exclusive of underground mineral resources.

NI43-101 Technical Report for the Fire Creek Project, Lander County, Nevada; Effective Date March 31, 2018; prepared by Practical Mining LLC, Mark Odell, P.E. for Hecla Mining Company, June28, 2018
(14) Measured, indicated and inferred resources were estimated in by Goldminds Geoservices Inc. with effective date 12-July-2013, and are based on $1,300 gold and a US$/CAN$ exchange rate of 1:1.
The resources are in-situ without dilution and material loss.
NI43-101 Technical Report, Mineral Resource Update, Heva-Hosco Gold Projects, Rouyn-Noranda, Quebec, Hecla Quebec, December 2013
Prepared by: Claude Duplessis, Eng. Project Manager - Goldminds Geoservices Inc.; Maxime Dupéré, P.Geo - SGS Canada Inc. (Geostat)
(15) Indicated resources reported at a minimum mining width of 6.0 feet for Bulldog; resources based on $26.5 Ag, $0.85 Pb, and $0.85 Zn.
(16) Indicated and Inferred resources reported using $21 silver, $0.95 lead, $1.10 zinc minimum mining width of 4.3 feet.
(17) Inferred resources reported at a minimum mining width of 5.9 feet (1.8 m) for Hugh Zone, Middle Vein, North Vein, and East Francine Vein and 4.9 feet (1.5 m) for Andrea Vein.
San Sebastian lead, zinc and copper grades are for 702,600 tons of inferred resource within the Middle Vein and the Hugh Zone of the Francine Vein.
(18) Inferred resources for the Hatter Project at the Hollister Mine calculated using recoveries for gold and silver of 82.7% and 71.8% and an Au equivalent cutoff grade of 0.27 oz/ton.
(19) Inferred resources reported at a minimum mining width of 6.0 feet for Bulldog, 5.0 feet for Equity & North Amethyst veins; resources based on $1400 Au, $26.5 Ag, $0.85 Pb, and $0.85 Zn.
(20) Inferred resource reported at a minimum mining width of 5.0 feet; resources based on $1400 Au, $26.5 Ag.

(21) Inferred resource at Rock Creek reported at a minimum thickness of 15 feet and adjusted given mining restrictions as defined by U.S. Forest Service, Kootenai National Forest in the June 2003 'Record of Decision, Rock Creek Project'.

(22) Inferred resource at Montanore reported at a minimum thickness of 15 feet and adjusted given mining restrictions defined by U.S. Forest Service, Kootenai National Forest, Montana DEQ in December 2015 'Joint Final EIS, Montanore Project'.

and the February 2016 U.S Forest Service - Kootenai National Forest 'Record of Decision, Montanore Project'.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com	7